Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 4 to Registration Statement No. 333-113831 on Form N-2 of our report dated May 26, 2006, relating to the financial statements and financial highlights of Multi-Strategy Hedge Opportunities LLC (the “Company”) appearing in the Annual Report on Form N-CSR of the Company for the year ended March 31, 2006, and to the references to us under the headings “Independent Registered Public Accountants and Legal Counsel” and “Financial Highlights” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
July 26, 2006